SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2014

CONVERGYS CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-14379	31-1598292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Fourth Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 723-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On November 4, 2014, Convergys Corporation (the “Company”) announced the appointment of Marjorie (Marge) Connelly, age 52, as Chief Operating Officer, effective immediately.

Ms. Connelly previously served as Global Chief Operating Officer (“COO”) for Barclaycard, the credit card and merchant services division of Barclays and as COO for Wachovia Securities, a retail broker firm. As Global COO at Barclaycard from 2009 to 2011, she was responsible for operations, including call center operations, and technology support of Barclaycard’s consumer and commercial credit cards, merchant acquiring and point of sale finance businesses in the UK, US, Germany, South Africa and Scandinavia. As COO at Wachovia Securities from 2006 to 2008, she was responsible for operations, customer service, and certain business resource units, including supply chain, technology, real estate and project management. She most recently served as Interim President of Longwood College from 2012 – 2013. She also served on the Board of Directors of Portfolio Recovery Associates, an acquirer of non-performing consumer debt (NASDAQ: PRAA), from 2013 through November 3, 2014.

Ms. Connelly will not have an employment agreement with the Company. In connection with the Board’s appointment of Ms. Connelly as the Company’s COO, the Board’s Compensation and Benefits Committee approved a base salary of $500,000 per year and established an annual target bonus opportunity determined under the Company’s Annual Executive Incentive Plan of seventy-five percent (75%) of her base salary. She also will participate in the Company’s Long-Term Incentive Plan (the “LTIP”). Upon joining the Company, Ms. Connelly will receive a grant of time-based restricted stock units (“TRSUs”) with a value of $250,000. The TRSUs will vest at a rate of 25% on each of the first and second annual anniversaries of the grant date and 50% on the third annual anniversary of the grant date. In 2015, Ms. Connelly will receive a long term incentive award opportunity of $1,000,000 under the LTIP.

The Company’s Annual Executive Incentive Plan, LTIP and 2013 Form of Time-Based Restricted Stock Unit Award Agreement for Employees are filed, or incorporated by reference, as Exhibits 10.24, 10.11 and 10.34, respectively, to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERGYS CORPORATION

By:	/s/ Jarrod B. Pontius
Jarrod B. Pontius
Deputy General Counsel and Corporate Secretary

Date: November 4, 2014